UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 On May 13, 2016, Cimpress N.V. and Robert Keane, President and Chief Executive Officer, entered into an Agreement Limiting PSU Awards relating to performance share units (PSUs) that Cimpress may grant in the future to Mr. Keane under Cimpress' 2016 Performance Equity Plan. Until June 30, 2023, this agreement prohibits Cimpress from granting any long-term incentive compensation (including but not limited to equity or long-term cash awards) to Mr. Keane other than PSUs and also limits the number of PSUs that Cimpress may grant to Mr. Keane per fiscal year to a maximum of 75,000 PSUs (subject to adjustment for stock splits, stock dividends, recapitalization, combinations or reclassifications of shares, or other similar changes in Cimpress' capitalization).

The foregoing is not a complete description of the parties’ rights and obligations under the Executive Retention Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

See the Exhibit Index attached to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	CIMPRESS N.V.

	By:	/s/Lawrence A. Gold
Lawrence A. Gold
Senior Vice President, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Agreement Limiting PSU Awards dated May 13, 2016 between Cimpress N.V. and Robert Keane